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                         INDEPENDENT AUDITORS' CONSENT



The Participants and Administrator
Ryder System, Inc. Savings Restoration Plan:


We consent to incorporation by reference in the Registration Statement (No. 33-58045) on Form S-8 of Ryder System, Inc. covering the Ryder System, Inc. Savings Restoration Plan, of our report dated June 11, 1997, relating to the statement of financial position of the Ryder System, Inc. Savings Restoration Plan as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for the year ended December 31, 1996 and for the period from April 1, 1995 (Date of Inception) to December 31, 1995, which report appears in the December 31, 1996 annual report on Form 11-K of the Ryder System, Inc. Savings Restoration Plan filed by Ryder System, Inc.

                   KPMG PEAT MARWICK LLP


Miami, Florida
June 26, 1997